Press Release	Source: MGN Technologies, Inc.

MGN Technologies, Inc. Announces Launch of Play-For-Free Gaming Site

KIRKLAND, WA--(MARKET WIRE)--Jan 18, 2006 -- MGN Technologies, Inc. (OTC BB:MGNLF.OB - News), doing business as Mobile Gaming Now (the "Company"), has announced the launch if its play-for-free gaming site featuring mobile and PC Texas Holdem’ poker.

Mobile Gaming Now’s new website is located at www.mobilegamingnow.com. The featured game is Texas Holdem’ poker.  Players can choose to play online through their browser with the no-download version or download the mobile game and play on a mobile phone.  The website is the first to feature integrated PC and mobile play in a multi-player poker game.

“We originally launched the multiplayer Texas Holdem’ game for the mobile phone and PC in March of 2005.  This is the new version of the game with enhanced features,” said Mobile Gaming Now CEO Mark Jensen.  “Mobile gaming is a $2 billion worldwide industry today.  More than 25% of 200 million mobile subscribers in the U.S. are playing games on their phones,” he said.

New players can register for a player account on the website at www.mobilegamingnow.com.  Once they’ve established an account they can choose to play online or mobile.  Jensen said the integrated play between the PC and mobile is a unique feature.  “At the game table, players could be playing through a browser on a PC or playing on a mobile phone.  The game action is the same and play is integrated for the PC and the mobile,” he said.

Jensen said the play-for-free website is part of an overall gaming strategy that involves different levels of risk and reward.  “Soon we’re launching our play-for-money site where players can bet and win.  Then we’ll be launching our play-for-prizes site.  It’s a 1-2-3 strategy that gives players the opportunity to play for fun, win prizes or compete for money.’

About Mobile Gaming Now

Mobile Gaming Now is a gaming software developer and marketer focusing on the casino gaming market. With offices in Kirkland, Washington and Vancouver, British Columbia the Company operates its own gaming sites as well as licenses its gaming platform to strategic partners. Players can play for free, play for prizes, or play for money. The Company developed the first multiplayer Texas Holdem' game for free or money with integrated PC and mobile game play.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations and/or claim, as applicable, that: (i) Mobile gaming is a $2 billion worldwide industry; (ii) More than 25% of 200 million mobile subscribers in the U.S. are playing games on their phones; (iii)   the Company will launch a play-for-money site; and (iv) the Company will launch a play-for-prizes site.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (i) the risk that current or future licensees of the Company's products are restricted by laws or regulations concerning gaming or related activities; (ii) the inability of the Company to license its products to licensees as a result of disputes over terms; (iii) the inability of the Company to keep pace with technological advancements in the mobile entertainment industry; (iv) the Company's software not operating as expected; (v) the Company suffering technological problems that the Company cannot economically repair; (vi) the Company not being able to retain key employees; (vii) competitors providing better or cheaper products; (viii) markets for the Company's products not developing as expected; (ix) the Company's inability to finance its operations or growth. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligations to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to risk factors disclosed in the Company's periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.

For more information, please contact MGN Technologies, Inc. at 604-602-9596 or toll free at 1-888-602-9596 to discuss the information contained in this news release.

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